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FOR IMMEDIATE RELEASE:  MAY 16, 2001
CONTACT:  PAUL MASTRONARDI, 212 689-2500

News Communications, Inc. announced today that a Nasdaq Listing Qualifications Panel had affirmed an earlier Nasdaq Staff Determination that the company had failed to meet the criteria for continued listing on the Nasdaq SmallCap Market. As a result, its securities have been delisted from the Nasdaq SmallCap Market effective with the opening of business on May 16, 2001. News Communications, Inc. is presently evaluating its alternatives which include appealing the decision or seeking to have its shares quoted on the OTC Bulletin Board.